EXHIBIT 2.5

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of May 16, 2022, among IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), a sociedad anónima organized under the laws of Argentina, IRSA Propiedades Comerciales S.A. (“IRSA PC”), a sociedad anónima organized under the laws of Argentina, The Bank of New York Mellon, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as trustee (the “Trustee”), and Banco Santander Río S.A., a bank duly incorporated and existing under the laws of Argentina, as representative of the Trustee in Argentina (the “Representative of the Trustee in Argentina”).

W I T N E S S E T H

WHEREAS, IRSA PC, the Trustee and the Representative of the Trustee in Argentina executed and delivered an indenture, dated as of March 23, 2016 (as amended, supplemented, waived or otherwise modified prior to the date hereof, the “Indenture”), providing for the issuance by IRSA PC of an aggregate principal amount of US$360,000,000 8.750% Notes due 2023, Series No. 2 (the “Notes”);

WHEREAS, Section 8.1 of the Indenture permits the merger of IRSA PC with and into another Person, provided that the Person into which IRSA PC is merged (i) is a corporation, organized and validly existing under the laws of a Qualified Merger Jurisdiction or any political subdivision thereof and (ii) shall expressly assume, by a supplemental indenture, (x) the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes, and (y) the performance and observance of every covenant of the Notes and the Indenture on the part of IRSA PC to be performed or observed;

WHEREAS, on September 30, 2021, IRSA and IRSA PC entered into a preliminary merger agreement for the merger of IRSA PC with and into IRSA, with IRSA being the surviving entity, subject to registration by the Argentine securities commission, which merger was approved by the shareholders of IRSA and IRSA PC on December 22, 2021;

WHEREAS, on January 27, 2022, IRSA and IRSA CP entered into a definitive merger agreement and on May [10], 2022, the Argentine securities commission confirmed the registration of the merger with immediate effect;

WHEREAS, IRSA is a a sociedad anónima organized under the laws of Argentina, a Qualified Merger Jurisdiction pursuant to the terms of the Indenture;

WHEREAS, pursuant to Section 7.1(d) of the Indenture, each of IRSA, IRSA PC, the Trustee and the Representative of the Trustee in Argentina is authorized to execute and deliver this Second Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder in order to evidence the assumption of another Person to IRSA PC and the assumption by any such successor of the covenants and obligations of IRSA PC under the Notes and in the Indenture pursuant to Article VIII of the Indenture;

WHEREAS, each of IRSA PC and IRSA has duly authorized the execution and delivery of this Second Supplemental Indenture at Board of Directors’ meeting of each of IRSA PC and IRSA, dated as of September 30, 2021, November 19, 2021 and December 22, 2021 and copies of such resolutions have been delivered to the Trustee;

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WHEREAS, there has been delivered to the Trustee the Officer’s Certificates and the Opinions of Counsel described in Sections 7.4, 8.3 and 12.5 of the Indenture;

WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make this Second Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned such terms in the Indenture.

(2) Agreement to Assume Obligations. IRSA hereby expressly and unconditionally (a) assumes IRSA PC’s obligations for the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes, and the performance and observance of every covenant of the Notes and the Indenture on the part of IRSA PC to be performed or observed under the Indenture, on the terms and subject to the conditions set forth in the Indenture and (b) agrees to be bound by all other provisions of the Indenture applicable to IRSA PC and to perform all of the obligations and agreements of the IRSA PC under the Indenture and the Notes. IRSA shall be considered the “issuer” under the Notes and the Indenture and assumes all of IRSA PC’s liabilities as the principal debtor under the Indenture and the Notes and to be bound by the terms and conditions therein as fully as if IRSA had been named in the Notes and the Indenture, in place of IRSA PC, as the principal debtor. IRSA hereby agrees that the Notes shall remain in full force and effect notwithstanding the absence of the endorsement of any notation by IRSA on the Notes.

(3) Amendments to Definitions in the Indenture and the Notes. The term “IRSA PC” in the Indenture and the Notes is hereby amended by replacing it with “IRSA”, which shall be defined as “IRSA Inversiones y Representaciones Sociedad Anónima, a sociedad anónima organized under the laws of Argentina and domiciled at Carlos M. Della Paolera 261, 9th Floor, Ciudad Autónoma de Buenos Aires (C1091AAQ), Argentina, incorporated, organized and registered with the Public Registry of Commerce of the City of Buenos Aires (IGJ) on on June 23, 1943, under number 284, on page 291, book 46 of volume A, with a term of duration that expires on April 5, 2043”, and any and all references to “IRSA PC” in the Indenture and/or the Notes shall be replaced with “IRSA”. For the avoidance of doubt, IRSA shall be considered the “issuer” under the Indenture and the Notes.

(4) Effectiveness. This Second Supplemental Indenture shall become effective on the date hereof upon execution of this Second Supplemental Indenture by all of the parties hereto.

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(5) Governing Law; Waiver of Jury Trial. This Second Supplemental Indenture will be governed by and subject to the provisions of Section 12.7 and Section 12.8 of the Indenture.

(6) Counterparts. This Second Supplemental Indenture may be executed in one or more duplicate counterparts and by electronic transmission and when signed by all of the parties listed below shall constitute a single binding agreement. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Second Supplemental Indenture shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) Ratification Of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Indenture by the parties hereto, each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected and amended by this Second Supplemental Indenture. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

(9) Address for Notices. All notices or other communications to be addressed to IRSA PC as contemplated by Section 12.4 of the Indenture shall be addressed to IRSA as follows:

IRSA Inversiones y Representaciones Sociedad Anónima

Carlos M. Della Paolera 261, 9th Floor, Ciudad Autónoma de Buenos Aires

(C1091AAQ), Argentina

Attn.: Chief Financial and Administrative Officer

Email: mgaivironsky@irsa.com.ar / lmagliocco@irsa.com.ar

Tel.: 5411-4323-7444

With a copy (that shall not constitute notice to):

Simpson Thacher & Bartlett LLP

425 Lexington Ave

New York, NY 10017

United States

Attn.: Jaime Mercado / Juan M. Naveira

Email: jmercado@stblaw.com / jnaveira@stblaw.com

Tel.: 212-455-2000

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(10) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of, and makes representations with respect to, (a) the validity or sufficiency of this Second Supplemental Indenture, (b) the proper authorization hereof by the other parties hereto by corporate action or otherwise, (c) the due execution hereof by any other party hereto, (d) the consequences (direct or indirect and whether deliberate or inadvertent) of the assumption by IRSA of IRSA PC’s obligations under the Indenture and the Notes provided for herein, (e) the form or substance of this Second Supplemental Indenture, or (f) the validity, sufficiency or correctness of the recitals contained herein, all of which recitals are made solely by IRSA and IRSA PC. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full. IRSA hereby affirms its obligations under Section 5.6 of the Indenture to indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by the Trustee in connection with its execution and performance of this Second Supplemental Indenture. This indemnity shall survive the payment of the Notes, the satisfaction and discharge of the Indenture and/or the resignation or removal of the Trustee as expressly provided in Section 5.6 of the Indenture.

(11) Sanctions. Each of IRSA and IRSA PC covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government, (including, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”). Each of IRSA and IRSA PC covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will use any payments made pursuant to the Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

[Signatures on following page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

IRSA INVERSIONES Y REPRESENTACIONES SOCIEDAD ANÓNIMA

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Second Supplemental Indenture]

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IRSA PROPIEDADES COMERCIALES S.A. by IRSA Inversiones y Representaciones Sociedad Anónima, as successor

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Second Supplemental Indenture]

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THE BANK OF NEW YORK MELLON
as Trustee

By:
Name:
Title:

[Signature Page to Second Supplemental Indenture]

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BANCO SANTANDER RIO S.A.
as Representative of the Trustee in Argentina

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Second Supplemental Indenture]

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